EXECUTIVE OFFICER CONTRACT

- 1. HEALTH QUALITY MANAGEMENT, INC., of 5110 Ridgefield Road, Suite 212, Bethesda, Maryland 20816 (hereinafter referred to as CORPORATION), and Harrison Jett, of 1720 Highland Rd., Fredericksburg, VA, 22401 hereinafter referred to as CHIEF FINANCIAL OFFICER), agree to the following contract, to commence when this Contract has been signed by both parties. Upon the commencement of this Contract, the terms hereof shall supersede any and all prior Contracts between CORPORATION and CHIEF FINANCIAL OFFICER.

- 2. CORPORATION agrees to compensate CHIEF FINANCIAL OFFICER a BASE PAY of One hundred seventy five thousand dollars ($175,000) per year. The BASE PAY shall be paid Sixty nine percent (69%) in cash and Thirty one percent (31%) in stock of the corporation at the rate of ten dollars ($10.00) per share of common stock of the CORPORATION prior to the IPO. After the IPO the BASE PAY shall be fully payable in cash.

- 3. BASE PAY will be paid a series of monthly PAYMENTs. Prior to the IPO, each PAYMENT shall be in the amount of Ten thousand sixty two dollars and forty nine cents ($10,062.49) per month (cash PAYMENT) and Five hundred sixty nine (569) shares per month (stock PAYMENT). After the IPO, each PAYMENT shall be in the amount of Fourteen thousand five hundred eighty three dollars and thirty three cents ($14,583.33). Each PAYMENT will be made within 5 days of the last day of each month. Prior to the IPO, however, in no event shall the total amount of cash PAYMENTS made exceed 15% of Health Quality Management stock sold pursuant to the current registered offering after the effective date of this contract.


- 4. The CHIEF FINANCIAL OFFICER shall receive a BONUS in the form of stock options, each GROUP of which will permit CHIEF FINANCIAL OFFICER to purchase two thousand (2,000) shares of CORPORATION's common stock at a price of ten dollars ($10.00) per share. CORPORATION shall issue CHIEF FINANCIAL OFFICER a total maximum of options for eight thousand (8,000) share of stock in CORPORATION, a total of four (4) GROUPS. Each GROUP shall vest the first time the CORPORATION achieves each one of the following goals:

      (1) Implementation of the billing and management of Yator/Medi-Cen clinic in Dupont circle,

      (2)   Billing of a minimum of 10,000 multispecialty capitated lives,

      (3)   Purchase of a medical office building in Rockville,

      (4) The first time total gross collections billed by CORPORATION received in a calendar month exceeds one million dollars ($1,000,000.00),

The stock options cannot be exercised until the shares have been held for a period of two (2) years from the date of issue and registered for sale. The options shall expire ten (10) years after the date of this Contract. In the event this Contract is terminated, CHIEF FINANCIAL OFFICER shall retain his right to hold the stock options earned as of the termination date.

- 5. CHIEF FINANCIAL OFFICER agrees to work to the best of his ability as a CHIEF FINANCIAL OFFICER of the CORPORATION and shall perform certain specific duties for the CORPORATION as are customary of a CHIEF FINANCIAL OFFICER and such duties and functions as are reasonably requested from time to time by either the Board of Directors or the CEO of the CORPORATION. This obligation is personal in nature and may not be delegated by the CHIEF FINANCIAL OFFICER.

- 6. COVENANTS NOT TO COMPETE. CHIEF FINANCIAL OFFICER agrees that at no time during the term of this Agreement or for a period of two (2) years immediately following the termination, for any cause, of his employment hereunder, will he engage directly or indirectly, either personally or as an employee, associate, partner, manager, agent, or otherwise, or by means of any corporate or other device, in a business similar to CORPORATION 's within a ten (10) mile area of CORPORATION 's place of business or any of CORPORATION's client's place of business. If any court of competent jurisdiction shall determine that the period or geographical area covered herein, or any other term or provision of this Agreement, is unreasonable, the said term, geographical area or provision shall not be deemed to be null and void but shall be reformed to impose the maximum enforceable period, geographical area, term or other provisions as the case may be.

      EXTENSION OF LIMITATION PERIOD. The parties acknowledge that if CHIEF FINANCIAL OFFICER violates any of the protective covenants hereunder and CORPORATION brings legal action for injunctive or other relief hereunder, CORPORATION shall, as a result of the time involved in obtaining the relief, be deprived of the benefit of the full Limitation Period of these protective covenants. Accordingly, the Limitation Period shall be deemed to have the full duration of the period stated therein, computed from the date relief is granted, but reduced by the time between the period when the restriction began to run at the termination of CHIEF FINANCIAL OFFICER 's employment hereunder and the date of the first violation of the covenant by CHIEF FINANCIAL OFFICER.

- 7. Either party may terminate this Contract for any reason with thirty (30) days written notice to the other party. In the event of termination, CHIEF FINANCIAL OFFICER must leave all records at the office of CORPORATION, and both parties agree that the records, contact and resource lists, and any work product generated by, for or on behalf of CORPORATION are particularly confidential, valuable and proprietary to CORPORATION. If the CORPORATION terminates this agreement without cause after the IPO the CHIEF FINANCIAL OFFICER shall continue to receive his BASE PAY for one year after termination. All the terms of Sections 6 and 8 shall remain in full force and effect for a period of two (2) years after the termination of CHIEF FINANCIAL OFFICER's employment.

 - 8. a. CHIEF FINANCIAL OFFICER expressly acknowledges and agrees that CHIEF FINANCIAL OFFICER will be given access to and become familiar with business methods, trade secrets, and other proprietary information developed at CORPORATION's expense (the "TRADE SECRETS"), which are valuable, unique, and essential to the performance of CHIEF FINANCIAL OFFICER 's duties hereunder, as well as being essential to the overall continued success and business goodwill of CORPORATION. CHIEF FINANCIAL OFFICER expressly acknowledges and agrees that the TRADE SECRETS are proprietary and confidential and if any of the TRADE SECRETS were imparted to or became known by any persons, including CHIEF FINANCIAL OFFICER engaging in a business in any way competitive with that of CORPORATION 's, such would result in hardship, loss, irreparable injury and damage to CORPORATION, the measurement of which would be difficult, if not impossible, to determine. Accordingly, CHIEF FINANCIAL OFFICER expressly agrees that CORPORATION has a legitimate interest in protecting the TRADE SECRETS and its business from such hardship, loss, irreparable injury and damage, that the following covenant is a reasonable means by which to accomplish that purpose, and that violation of any of the protective covenants contained herein shall constitute a breach of trust and is grounds for immediate dismissal and for appropriate legal action for damages, enforcement and/or injunction.

      a. CHIEF FINANCIAL OFFICER acknowledges that the TRADE SECRETS give CORPORATION an advantage over its competitors, and that the same is not available to or known by CORPORATION's competitors or the general public. CHIEF FINANCIAL OFFICER further acknowledges that CORPORATION has devoted substantial time, money, and effort in the development of the Trade Secrets and in maintaining the proprietary and confidential nature thereof. CHIEF FINANCIAL OFFICER further acknowledges CHIEF FINANCIAL OFFICER 's position with CORPORATION is one of the highest trust and confidence by reason of CHIEF FINANCIAL OFFICER 's knowledge of, access to, and contact with the Trade Secrets. CHIEF FINANCIAL OFFICER agrees to use CHIEF FINANCIAL OFFICER 's best efforts and exercise of utmost diligence to protect and safeguard the TRADE SECRETS. CHIEF FINANCIAL OFFICER covenants that, during the term of this Agreement regardless of which party terminates this Agreement and whether such termination is for cause, CHIEF FINANCIAL OFFICER will not disclose, disseminate or distribute to another, nor induce any other person to disclose, disseminate or distribute, any TRADE SECRETS of CORPORATION, directly or indirectly, either for CHIEF FINANCIAL OFFICER 's own benefit or for the benefit of another, nor will CHIEF FINANCIAL OFFICER use or cause to be used any TRADE SECRETS in any way except as is required in the course of CHIEF FINANCIAL OFFICER 's employment with CORPORATION. CHIEF FINANCIAL OFFICER acknowledges and covenants that all TRADE SECRETS relating to the business of CORPORATION shall remain the exclusive property of CORPORATION, shall not be copied or otherwise reproduced in whole or in part, and shall not be removed from the premises of CORPORATION, under any circumstances whatsoever without the prior written consent of CORPORATION. All the terms of Section 8 shall remain in full force and effect for a period of two
(2) years after the termination of CHIEF FINANCIAL OFFICER's employment.

- 9. The IPO for the purposes of this contract shall be defined as the day the CORPORATION lists its stock on a national stock exchange for public trading as defined by 13(a) or 15(d) of the Securities Act of 1934, as amended, with a firm commitment underwriter.

      a. After the IPO the CORPORATION shall purchase life insurance for the CHIEF FINANCIAL OFFICER in the amount of three times his annual salary.

- 10. UNIT(S) or SHARES of stock in CORPORATION cannot be sold unless they are registered under the Securities Act of 1933, as amended (the "ACT") (and the securities laws of the state of residence, if applicable) or an exemption from such registration is available. No UNITS or SHARES will be sold, assigned, or otherwise transferred unless a registration statement under the ACT (and the securities laws of the state of residence, if applicable) with respect thereto is in effect, or the CORPORATION has received a written opinion of counsel satisfactory to the CORPORATION that, after an investigation of the relevant facts, which shall be recited in such opinion, such counsel is of the opinion that such sale, assignment, or transfer does not involve a transaction requiring registration thereof under the ACT (and the securities laws of the state of residence, if applicable) governing resale's of securities acquired from an issuer thereof.

- 11. All notices required or permitted under this Contract shall be in writing and shall be deemed given when delivered in person or when sent via registered or certified U.S. Mail, return receipt requested, or via facsimile transmission followed by mail to the addresses and parties set forth above, or to such other address of which any party hereto may from time to time have been notified by the other in compliance with the notice provisions hereof.

- 12. This is the entire agreement between the parties and no other oral or written representations have been made. This Contract cannot be amended except by a writing, signed by both parties. This Contract shall not have binding effect unless and until signed by both parties. This Contract may be signed and executed in counterpart. The Contract is governed by Maryland law. Each party shall notify the other party in writing of any address or name change. In addition to the remedies cited herein, CORPORATION shall be entitled to injunctive relief against CHIEF FINANCIAL OFFICER from the violation of the terms of Sections 6 and 8 of this Agreement. Each provision of this Contract shall be enforced to the fullest extent allowed by law. If any part of this Contract is deemed invalid, unenforceable, void, or voidable under the governing law, then that part may be severed and the remainder left to stand as if the part was not present.

                                   SIGNATURES

The following signatures signify consent and agreement to the foregoing CHIEF FINANCIAL OFFICER CONTRACT consisting of 12 Paragraphs between HEALTH QUALITY MANAGEMENT, INC. and Harrison Jett.


/s/ [ILLEGIBLE]                                                      8-5-96
-----------------------------------------------------               --------
CHIEF FINANCIAL OFFICER  -                                            Date


/s/ [ILLEGIBLE}                                                      8-5-96
-----------------------------------------------------               --------
For the CORPORATION - HEALTH QUALITY MANAGEMENT, INC.                 Date

Stock Option Certificate

This stock option certificate provides that ____________________________ is the registered holder of an option to purchase ____________ shares of common stock in HEALTH QUALITY MANAGMENT, INC., incorporated under the laws of the State of Maryland in 1994, for a price of ten dollars ($10.00) per share.

This option may only be exercised two years after the date of this option.

This option must be exercised within 10 years of the commencement date of the employment contract, after time which this option will expire. To exercise this option send this option with a check to "HEALTH QUALITY MANAGEMENT, INC." for ten dollars ($10.00) per share to be purchased to HEALTH QUALITY MANAGEMENT, INC., 5110 Ridgefield Rd, Suite 212, Bethesda, MD, 20815.

The security evidenced by this certificate has not been registered under the Securities and Exchange Act of 1933, or any applicable state law, and no interest therein may be sold, distributed, assigned, offered, pledged, or otherwise transferred unless (a) there is an effective registration statement under such Act and applicable state securities laws covering any such transaction involving said securities, or (b) this corporation receives an opinion of legal counsel for the holder of these securities (concurred in by legal counsel for this corporation) stating that such transaction is exempt from registration, or this corporation otherwise satisfies itself that that such transaction is exempt from registration.

Unless this Option has been executed by manual signature, this Option shall not be entitled to any benefit, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Option to be duly executed under its corporate seal.

Dated: 08/05/96

                    HEALTH QUALITY MANAGEMENT, INC.

                         By:
                            ---------------------------------
                                 Chief Executive Officer

Attest:
       ----------------------------------
              Secretary

                                  AMENDMENT TO
                           EXECUTIVE OFFICER CONTRACT

- 1. HEALTH QUALITY MANAGEMENT, INC., of 5110 Ridgefield Road, Suite 212, Bethesda, Maryland 20816 (hereinafter referred to as CORPORATION), and Harrison Jett, of 1720 Highland Rd., Fredericksburg, VA 22401 (hereinafter referred to as CHIEF FINANCIAL OFFICER), agree to the following amendment to the EXECUTIVE OFFICER CONTRACT between CORPORATION and CHIEF FINANCIAL OFFICER, dated August 5, 1996 (hereinafter referred to as EXECUTIVE OFFICER CONTRACT), to commence when this Amendment has been signed by both parties. This Amendment shall supersede the EXECUTIVE OFFICER CONTRACT, to the extent that their terms conflict.

- 2. After CORPORATION begins processing the billings for the Yater Medical Group, P.C., prior to the IPO as defined in paragraph 9 of the EXECUTIVE OFFICER CONTRACT, the cash portion of the BASE PAY which CORPORATION shall pay EXECUTIVE OFFICER monthly shall be the greater of :

      (a)   five thousand, thirty-one dollars and twenty-five cents ($5,031.25);
            or

      (b) 15% of the CORPORATION's stock sold pursuant to the current registered offering after the effective date of the EXECUTIVE OFFICER CONTRACT, up to an average of ten thousand, sixty-two dollars and fifty cents ($10,062.50) per month from the date of the EXECUTIVE OFFICER CONTRACT.

                                   SIGNATURES

The following signatures signify consent and agreement to the foregoing AMENDMENT TO EXECUTIVE OFFICER CONTRACT consisting of 2 Paragraphs between HEALTH QUALITY MANAGEMENT, INC. and Harrison Jett.

/s/ Harrison Jett                                                   10-24-96
-----------------------------------------------------               --------
CHIEF FINANCIAL OFFICER  - Harrison Jett                              Date


/s/ [ILLEGIBLE], CEO                                                10-24-96
-----------------------------------------------------               --------
For the CORPORATION - HEALTH QUALITY MANAGEMENT, INC.                 Date

                                  AMENDMENT TO
                           EXECUTIVE OFFICER CONTRACT

- 1. HEALTH QUALITY MANAGEMENT, INC., of 5110 Ridgefield Road, Suite 212, Bethesda, Maryland 20816 (hereinafter referred to as CORPORATION), and Harrison Jett, of 1401 North Taft Street, #113, Arlington, 22201 (hereinafter referred to as CHIEF FINANCIAL OFFICER), agree to the following amendment to the EXECUTIVE OFFICER CONTRACT between CORPORATION and CHIEF FINANCIAL OFFICER, dated August 5, 1996 (hereinafter referred to as EXECUTIVE OFFICER CONTRACT), to commence when this Amendment has been signed by both parties. This Amendment shall supersede the EXECUTIVE OFFICER CONTRACT, to the extent that their terms conflict.

- 2. Paragraph 2 of the EXECUTIVE OFFICER CONTRACT is hereby amended to replace "Five hundred sixty nine (569) shares per month (stock PAYMENT)" with "Four hundred fifty two (452) per month (stock PAYMENT)".

- 3. Paragraph 4 of the EXECUTIVE OFFICER CONTRACT is hereby amended to replace:

      "The stock options cannot be exercised until the shares have been held for a period of two years from the date of issue and registered for sale. The options shall expire ten (10) years after the date of this Contract."

with:

      "The stock options cannot be exercised until the shares have been held for a period of two (2) years from the date of the options. The options shall expire five (5) years after the date of the options."

                                   SIGNATURES

The following signatures signify consent and agreement to the foregoing AMENDMENT TO EXECUTIVE OFFICER CONTRACT consisting of 3 Paragraphs between HEALTH QUALITY MANAGEMENT, INC. and Harrison Jett.

/s/ Harrison Jett                                                   12-20-96
-----------------------------------------------------               --------
CHIEF FINANCIAL OFFICER  - Harrison Jett                              Date


/s/ [ILLEGIBLE], CEO                                                12-20-96
-----------------------------------------------------               --------
For the CORPORATION - HEALTH QUALITY MANAGEMENT, INC.                 Date

                    ADDENDUM T0 EXECUTIVE OFFICER CONTRACT

      THIS ADDENDUM T0 EXECUTIVE OFFICER CONTRACT, made this 30th day of December, 1997, is by and between MEDI-CEN MANAGEMENT, INC. (formerly known as Health Quality Management, Inc.) ("Corporation") and HARRISON G. JETT ("Employee").

                             INTRODUCTORY STATEMENT

      Pursuant to the Executive Officer Contract dated August 5, 1996 between Employee and Corporation, as amended (the "Employment Agreement"), Employee agreed to render certain services to the Corporation. The parties wish to clarify and amend the terms of the Employment Agreement as set forth herein.

      NOW, THEREFORE, WITNESSETH, for and in consideration of the sum of Ten Dollars ($10.00), the receipt of which is hereby acknowledged and the mutual covenants contained herein, the parties do hereby agree to amend the Employment Agreement as follows:

      1. Lock-Up Agreement. The parties agree to execute a lockup agreement ("Lockup Agreement") in the event Corporation elects to make an Initial Public Offering ("IPO") at any time within two (2) years of the date of this Addendum in the form provided by the Underwriter of such IPO, provided that such Lockup Agreement shall be substantially the same form executed by all officers, directors and principal stockholders of Corporation. In the event Employee shall fail to execute such Lockup Agreement within five (5) days after request for same by Corporation, Employee does hereby appoint any officer of Corporation as the attorney-in-fact to execute such agreement on its behalf. The power of attorney granted herein shall be irrevocable and coupled with an interest.

      2. Compensation of Employee. Pursuant to Section 4 of the Employment Agreement, Corporation has granted eight thousand (8,000) Stock Options to Employee. As of the date hereof, two thousand (2,000) of the Stock Options have vested. The remainder of the Stock Options shall vest in accordance with the terms of the Employment Agreement. The options are intended by Corporation and Employee to be exercisable at an exercise price that equals or is greater than the fair market value of the common stock of Corporation at the time of the grant. The exercise price of Ten Dollars ($10.00) per share was determined by the Board of Directors of Corporation based upon a variety of factors that it deemed to be relevant in making such a determination. If it is determined at a later date that in fact the exercise price is less than the fair market value of the common stock at the time of the grant, then the exercise price shall be adjusted as of the date of the grant of the options to a price that equals the fair market value of the common stock as of the date of the grant.

      3. Full Force and Effect. Except as provided herein, the Employment Agreement shall remain in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have set their hands and seals the date first above written.

WITNESS:                             EMPLOYER:

                                     MEDI-CEN MANAGEMENT, INC,. a
                                     Maryland corporation

/s/ [Illegible]                      By: /s/ [Illegible]    (SEAL)   12/31/97
-------------------------                ------------------------------------
                 12-30-97
                                     Name: [Illegible]

                                     Title: CEO

WITNESS:                             EMPLOYEE:

/s/ [Illegible]  12-30-97            /s/ Harrison G. Jett   12-30-97   (SEAL)
-------------------------            ----------------------------------------
                                     Harrison G. Jett


                                        2